UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOMENTIVE PERFORMANCE MATERIALS INC.

Item 7.01         Regulation FD Disclosure

The information in this Form 8-K that is furnished under this “Item 7.01 Regulation FD Disclosure” and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

            On May 27, 2009, Momentive Performance Materials Inc. (“Momentive”) announced the results, as of 5:00 p.m., New York City time, on May 26, 2009 (the “early tender date”), of its previously announced private exchange offers to exchange a new series of 12½% Second-Lien Senior Secured Notes due 2014 for certain of its outstanding notes (the “old notes”). As of the early tender date, approximately $515 million in aggregate principal amount (or 26%) of the outstanding Momentive old notes had been tendered (based, to the extent applicable, on currency exchange rates as of May 26, 2009).

            The press release announcing the results, as of the early tender date, is attached as Exhibit 99.1 hereto is incorporated by reference herein and the foregoing is qualified by reference to the full text thereof.

Item 8.01	Other Events
The information included in Item 7.01 above is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being filed herewith:
99.1 Press Release, issued May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ Douglas A. Johns
Name: Douglas A. Johns
Title: General Counsel and Secretary

Date: May 27, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued May 27, 2009